Exhibit 3.3

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CERTIFIED TRANSLATION

THE ORIGINAL AND THE TRANSLATION BEAR THE SAME NUMBER:

900178

The undersigned Luc PETRY, sworn translator registered with the Higher Court of Justice of and in Luxembourg, hereby certifies having verified the present translation with a French – English translator.

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31/01/2017

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Page 1/3	Registre de Commerce et des Sociétés Luxembourg

EXTRAIT

Medtronic Global Holdings S.C.A.

Numéro d’immatriculation : B191129

Date d’immatriculation

21/10/2014

Dénomination ou raison sociale

Medtronic Global Holdings S.C.A.

Forme juridique

Société en commandite par actions

Siège social

Numéro	Rue
3b	Boulevard Prince Henri

Code postal	Localité
1724	Luxembourg

Objet social

Extrait de l’inscription : Pour le détail prière de se reporter au dossier

3.1. La Société a pour objet social (i) l’acquisition, la détention et la cession, sous quelque forme que ce soit et par tous moyens, par voie directe ou indirecte, de participations, droits, intérêts et engagements dans des sociétés luxembourgeoises ou étrangères, (ii) l’acquisition par achat, souscription ou de toute autre manière, ainsi que l’aliénation par vente, échange or de toute autre manière de titres, obligations, créances, billets et autres valeurs mobilières ou instruments financiers de toutes espèces (notamment d’obligations ou de parts émises par des fonds commun de placement luxembourgeois ou par des fonds étrangers, ou tout autre organisme similaire), de prêts ou toute autre facilité de crédit, ainsi que des contrats portant sur les titres précités ou y relatifs et (iii) la possession, l’administration, le développement et la gestion d’un portefeuille d’actifs (composé notamment d’actifs tels que ceux définis dans les paragraphes (i) et (ii) ci-dessus). 3.2. La Société peut acquérir ou assumer, directement ou par l’intermédiaire d’une autre entité ou d’un autre organisme, les risques liés à la détention ou la propriété de titres, de créances et de tous biens ou actifs (incluant des valeurs mobilières de toutes sortes), mobiliers ou immobiliers, corporels ou incorporels, et/ou les risques liés aux dettes ou engagements de tiers ou inhérents à tout ou partie...

Capital social / Fonds social

Type	Montant Devise Etat de libération
Fixe	20 050 000 Dollar des Etats-Unis Total

Date de constitution

07/10/2014

Durée

Illimitée

Adresse postale: L-2961 Luxembourg         Tél.: (+352) 26 428-1         Fax: (+352) 26 42 85 55         www.rcsl.lu

RCSL G.I.E.         R.C.S. Luxembourg C24         14, rue Erasme         L-1468 Luxembourg

Page 2/3 B191129	Registre de Commerce et des Sociétés Luxembourg

Exercice social

Premier exercice ou exercice raccourci		Exercice social
Du	Au	Du	Au
01/05/2015	29/04/2016	30/04	29/04

Administrateur(s) / Gérant(s)

Régime de signature statutaire

La Société sera engagée vis-à-vis des tiers par la signature de l’Actionnaire Commandité ou par la signature individuelle ou conjointe de toute(s) personne(s) à qui un tel pouvoir de signature a été valablement délégué et dans les limites de ce pouvoir.

Medtronic Global Holdings GP S.à r.l.

N° d’immatriculation au RCS	Dénomination ou raison sociale
B191031	Medtronic Global Holdings GP S.à r.l.
Forme juridique
Société à responsabilité limitée

Siège social

Numéro         Rue

1                    rue du Potager

Code postal         Localité             Pays

2347                    Luxembourg      Luxembourg

Type de mandat

Fonction

Actionnaire Commandité

Durée du mandat

Date de nomination     Durée du mandat

07/10/2014                   Indéterminée

Personne(s) chargée(s) du contrôle des comptes

PricewaterhouseCoopers

N° d’immatriculation au RCS	Dénomination ou raison sociale
B65477	PricewaterhouseCoopers
Forme juridique
Société coopérative

Siège social

Numéro     Rue

2                 rue Gerhard Mercator

Code postal       Localité         Pays

2182                   Luxembourg   Luxembourg

Type de mandat

Réviseur d’entreprises agréé

Durée du mandat

Date de nomination         Durée du mandat         jusqu’à l’assemblée générale qui se tiendra en l’année

27/05/2016                      Déterminée                  2016

Adresse postale: L-2961 Luxembourg         Tél.: (+352) 26 428-1         Fax: (+352) 26 42 85 55         www.rcsl.lu

RCSL G.I.E.         R.C.S. Luxembourg C24         14, rue Erasme         L-1468 Luxembourg

Page 3/3 B191129	Registre de Commerce et des Sociétés Luxembourg

Pour extrait conforme [1]

Luxembourg, le 27/01/2017

Pour le gestionnaire du registre de commerce et des sociétés [2]

Signé électroniquement par RCSL groupement d’intérêt économique Date de signature Indiquée: 2017-01-27 09:25:15 Numéro de série:

[1]	En application de l’article 21 paragraphe 2 de la loi modifiée du 19 décembre 2002 concernant le registre de commerce et des sociétés ainsi que la comptabilité et les comptes annuels des entreprises et l’article 21 du règlement grand-ducal modifié du 23 janvier 2003 portant exécution de la loi du 19 décembre 2002, le présent extrait reprend au moins la situation à jour des données communiquées au registre de commerce et des sociétés jusqu’à trois jours avant la date d’émission dudit extrait. Si une modification a été notifiée au registre de commerce et des sociétés entre temps, il se peut qu’elle n’ait pas été prise en compte lors de l’émission de l’extrait.

[2]	Le présent extrait est établi et signé électroniquement. Le gestionnaire du registre de commerce et des sociétés ne garantit l’authenticité de l’origine et l’intégrité des informations contenues sur le présent extrait par rapport aux informations inscrites au registre de commerce et des sociétés que si le présent extrait comporte une signature électronique émise par le gestionnaire du registre de commerce et des sociétés.

Adresse postale: L-2961 Luxembourg         Tél.: (+352) 26 428-1         Fax: (+352) 26 42 85 55         www.rcsl.lu

RCSL G.I.E.         R.C.S. Luxembourg C24         14, rue Erasme         L-1468 Luxembourg

LUXEMBOURG

TRADE & COMPANIES

REGISTER

ABSTRACT

Medtronic Global Holdings S.C.A.

Registration n°: B191129

Registration date

    21st October 2014

Corporate name

    Medtronic Global Holdings S.C.A.

Legal form

    a partnership limited by shares

Registered Office

    Number                 Street

    3b                          boulevard Prince Henri

    Post Code              Township

    1724                       Luxembourg

Corporate Purpose

3.1. The corporate purpose of the Company is (i) the acquisition, holding and transfer in any way whatsoever and by any means, either directly or indirectly, by way of participations, rights, interests and commitments in Luxembourg or foreign companies, (ii) the acquisition by way of purchase, subscription or otherwise as well as the alienation by way of sale, exchange or otherwise of securities, bonds, claims, bills and other transferable securities or financial instruments of any kind (in particular of corporate bonds or shares issued by Luxembourg collective investment funds or foreign funds, or any similar organisation), loans or any other credit facility, as well as contracts bearing on the aforesaid securities or relating thereto, and (iii) the possession, administration, development and management of a portfolio of assets (comprising in particular such as those defined at items (i) and (ii) here above. 3.2. The Company may acquire or assume, either directly or through the intermediary of another entity or organisation, the risks linked to the holding or ownership of securities, claims or any property or assets (inclusive of transferable securities of any kind), whether movable or immovable, tangible or intangible, and/or the risks linked to the debts or commitments of third parties or inherent in all or part (...)

Corporate capital:

    Type         Amount             Currency                             Payment

    Set           20,050,000         United States Dollar           in full

Date of incorporation

7	October 2014

Duration

    Unlimited

Mail address: L-2961 Luxembourg – Phone: 26 428-1 – Fax: 26 42 85 55 - www.rcsl.lu - RCSL: G.I.E.

Luxembourg Trade & Companies Register C24 – 14, rue Erasme, L-1468 Luxembourg

B191129

Financial year

First financial year or short year         Financial year

From                     To                               From             To

    01/05/2015           29/04/2016                 30/04             29/04

Director(s)/Manager(s)

Statutory signature regime

Towards third parties, the Company shall be bound by the individual signature of the Special Shareholder or by the individual or joint signature(s) of any person(s) to whom such power shall have been validly delegated, and within the limits set to such power.

Medtronic Global Holdings GP S.à r.l.

Companies Register n°             Corporate name

B191031                                   Medtronic Global Holdings GP S.à r.l.

Legal form

Limited liability company

Registered Office:

Number         Street

1                    rue du Potager

Post code      Township         Country

2347              Luxembourg    Luxembourg

Mandate type

Special Shareholder

Period of office

Appointment date         Period of office

07/10/2014                   indeterminate

Person(s) in charge of the supervision of accounts

PricewaterhouseCoopers

Companies Register n°         Corporate name

B65477                                 PricewaterhouseCoopers

Legal form

Cooperative company

Registered Office:

Number         Street

2                    rue Gerhard Mercator

Post code       Township              Country

2182               Luxembourg         Luxembourg

Mandate type

Authorised independent auditor

Period of office

Appointment date         Period of office         Until the General Meeting to be held in

27/05/2016                    set                              2016

B191129

Certified true abstract (1)

Luxembourg, 27 January 2017

For the Manager of the Trade and Companies Register (2)

Electronically signed by Trade & Companies Register Economic Interest Group Recorded signature date: 2017-01-27 09:25:15

(1)	By application of Article 21 paragraph 2 of the amended law of 19 December 2002 on the Trade and Companies Register as well as the accounting and annual accounts of companies and Article 21 of the amended Grand Ducal Regulation of 23 January 2003 decreeing the application of the law of 19 December 2002, the present abstract shows at the least the updated situation of the data communicated to the Trade and Companies Register up to three days prior to the date of issue of the said abstract. If a modification has in the meantime been notified to the Trade and Companies Register, it may be that it was not yet taken into account at the time of issue of the abstract.
(2)	This abstract was drawn up and signed electronically. The administrator of the trade and companies register can only guarantee the authenticity of the source and integrity of the information contained in this extract in relation to the information held in the trade and companies register if this extract bears an electronic signature issued by the administrator of the trade and companies register.